Exhibit 10.2.17

INCORPORATED TERMS
DATED AS OF JANUARY 25, 2016
TO
RESTRICTED STOCK UNIT AGREEMENT

The following are the “Incorporated Terms” referred to in the instrument entitled “Restricted Stock Unit Agreement” which refers to these Incorporated Terms and which has been signed by the Company and the Employee (the “Base Instrument”). The Incorporated Terms and the Base Instrument constitute a single agreement. The Incorporated Terms dovetail with the Base Instrument; because the last paragraph of the Base Instrument is Paragraph 1, the Incorporated Terms begin with Paragraph 2.

2.    Release Date.

(a)    (i)     The Release Date, which determines the date on which the property underlying RSUs shall be released and settled, shall be determined as described below.

(ii)    The term “Release Date” shall be applied separately to the Time Vested RSUs and the Performance RSUs as if the term “Release Date” were the term “Time Vested RSUs Release Date,” or “Performance RSUs Release Date,” as the case may be, and such application shall correspond to the application of the term “RSUs” as set forth in Paragraph 1(a) of the Base Instrument.

(b)    (i)    For each date set forth after “Time Vested RSUs Release Date” in the Base Instrument, divide the number of shares referred to after “Time Vested Restricted Stock Units” by the sum of one and the difference between the latest year set forth after “Time Vested RSUs Release Date” in the Base Instrument and the earliest year set forth thereafter. The resulting quotient, rounded down to the nearest whole RSU, is the number of Time Vested RSUs for which a Release Date shall occur on the corresponding date set forth after “Time Vested RSUs Release Date” and such date shall be the Release Date for such RSUs (and only for such RSUs), except that if after “Goal” in the Base Instrument “Applicable” appears, then such date shall be a Release Date only if the condition set forth after “Goal” applicable to such Release Date is satisfied, provided that if such condition is not satisfied, the number of RSUs for which a Release Date did not occur as a result thereof (the “Unreleased RSUs”), shall be added to the number of RSUs for which a Release Date shall occur on the next date on which a Release Date occurs, and provided further that if on the last date set forth after “Time Vested RSUs Release Date” in the Base Instrument, there are Unreleased RSUs, such RSUs shall be released on the earliest of the next two anniversaries of such last date on which the condition set forth after “Goal” is satisfied and such anniversary shall be a Release Date.

(ii)    As used herein, “Combined Ratio” shall mean, for any year, the sum of the Loss Ratio and the Expense Ratio for such year, expressed as a percentage. “Loss Ratio” shall mean, for any year, the ratio, expressed as a percentage, of the Company’s direct losses incurred from primary new insurance written (“NIW”) written that year, excluding losses associated with incurred but not reported defaults, to its direct premiums earned from primary NIW written that year, in each case as computed in accordance with Past Practices. “Expense Ratio” shall mean, for any year, the ratio, expressed as a percentage, of the net underwriting and other expenses of the Company’s combined insurance operations that year to its net premiums written that year, in each case as computed in accordance with Past Practices. As used herein, “Past Practices” shall mean the manner in which the applicable item was last calculated by the Company prior to the date of this Agreement.

The foregoing notwithstanding, if after “Goal” in the Base Instrument “Applicable” appears, then the Release Date shall not occur earlier than the date on which the Committee (as defined in Paragraph 6) certifies the Combined Ratio in accordance with the regulations under Section 162(m) of the Code. The Committee shall certify the Combined Ratio no later than the March 31st following the close of the year for which the Combined Ratio is certified and the Release Date shall occur reasonably promptly (but in no event more than 15 days) thereafter.

(c)    (i)    The Release Date for Performance RSUs shall be determined as follows.

(A)    Year 1. The number of Performance RSUs for which a Release Date will occur on the first date set forth after “Performance RSUs Release Date” in the Base Instrument shall be the product of (I) the Number of Performance RSUs Granted and (II) the Year 1 Vesting Percentage. Such number of RSUs shall be rounded down to the nearest whole RSU.

(B)    Year 2. The number of Performance RSUs for which a Release Date will occur on the second date set forth or contemplated after “Performance RSUs Release Date” in the Base Instrument shall be the product of (I) the Number of Performance RSUs Granted and (II) the Year 2 Vesting Percentage. Such number of RSUs shall be rounded down to the nearest whole RSU.

(C)    Year 3. The number of Performance RSUs for which a Release Date will occur on the third date set forth or contemplated after “Performance RSUs Release Date” in the Base Instrument shall be the product of (I) the Number of Performance RSUs Granted and (II) the Year 3 Vesting Percentage. Such number of RSUs shall be rounded down to the nearest whole RSU.

(ii)    As used herein, the following terms have the following meanings:

(A)    “Adjusted Book Value” as of a particular date means the shareholders’ equity calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), adjusted as follows: (I) the accumulated other comprehensive income (loss) reflected on the GAAP balance sheet shall be eliminated; (II) litigation judgments and settlements of the Company from proceedings disclosed in Item 3 of the Company’s Annual Report on Form 10-K shall be eliminated, unless the Committee determines to include such judgments and settlements because the exercise of such discretion will result in a lower Adjusted Book Value; and (III) the effects of any conversion of convertible debt shall be eliminated as specified in a document maintained by the Company and prepared in a manner intended to meet the requirements of Section 162(m) of the Code.

(B)    “Adjusted Book Value Per Share” as of a particular year-end means the quotient of (I) the Adjusted Book Value at such year-end divided by (II) the number of Company common shares outstanding at such year-end as disclosed in the Company’s Annual Report on Form 10-K, adjusted to eliminate the effects of any conversion of convertible debt, as specified in a document maintained by the Company and prepared in a manner intended to meet the requirements of Section 162(m) of the Code.

(C)    “Beginning Adjusted Book Value Per Share” means the number specified as such in the Base Instrument.

(D)    “Cumulative Adjusted Book Value Per Share Growth Target” means the number specified as such in the Base Instrument.

(E)    “Number of Performance RSUs Granted” means the number referred to after “Performance Restricted Stock Units” in the Base Instrument.

(F)    “Vesting Percentage” means any of the “Year 1 Vesting Percentage,” the “Year 2 Vesting Percentage” or the “Year 3 Vesting Percentage.”

(G)    “Year 1 Growth” means with respect to the first date set forth after “Performance RSUs Release Date” in the Base Instrument, the Adjusted Book Value Per Share at the end of the immediately prior fiscal year of the Company minus the Beginning Adjusted Book Value Per Share. If such difference is less than zero, then the Year 1 Growth shall be equal to zero.

(H)    “Year 1 Growth Achievement Percentage” means the quotient of (I) the Year 1 Growth divided by (II) the Cumulative Adjusted Book Value Per Share Growth Target.

(I)    “Year 1 Vesting Percentage” means the number, expressed as a percentage, equal to the lesser of (I) one-third (1/3) and (II) the Year 1 Growth Achievement Percentage.

(J)    “Year 2 Cumulative Growth” means with respect to the second date set forth or contemplated after “Performance RSUs Release Date” in the Base Instrument, the Adjusted Book Value Per Share at the end of the immediately prior fiscal year of the Company minus the Beginning Adjusted Book Value Per Share. If such difference is less than zero, then the Year 2 Cumulative Growth shall be equal to zero.

(K)    “Year 2 Cumulative Growth Achievement Percentage” means the quotient of (I) the Year 2 Cumulative Growth divided by (II) the Cumulative Adjusted Book Value Per Share Growth Target.

(L)    “Year 2 Vesting Percentage” means the number, expressed as a percentage, derived by subtracting (I) the Year 1 Vesting Percentage from (II) the lesser of (a) two-thirds (2/3), and (b) the Year 2 Cumulative Growth Achievement Percentage. If such difference is less than zero, then the Year 2 Vesting Percentage shall be equal to zero.

(M)    “Year 3 Cumulative Growth” means with respect to the third date set forth or contemplated after “Performance RSUs Release Date” in the Base Instrument, the Adjusted Book Value Per Share at the end of the immediately prior fiscal year of the Company minus the Beginning Adjusted Book Value Per Share. If such difference is less than zero, then the Year 3 Cumulative Growth shall be equal to zero.

(N)    “Year 3 Cumulative Growth Achievement Percentage” means the quotient of (I) the Year 3 Cumulative Growth divided by (II) the Cumulative Adjusted Book Value Per Share Growth Target.

(O)    “Year 3 Vesting Percentage” means the number, expressed as a percentage, derived by subtracting (I) the sum of the Year 1 Vesting Percentage and the Year 2 Vesting Percentage from (II) the lesser of (a) one (1), and (b) the Year 3 Cumulative Growth Achievement Percentage. If such difference is less than zero, then the Year 3 Vesting Percentage shall be equal to zero.

(iii)    The foregoing notwithstanding, the Release Date shall not occur earlier than the date on which the Committee (as defined in Paragraph 6) certifies the Vesting Percentage in accordance with the regulations under Section 162(m) of the Code. The Committee shall certify the Vesting Percentage no later than the March 31st following the close of the year for which the Vesting Percentage is certified and the Release Date shall occur reasonably promptly (but in no event more than 15 days) after the Vesting Percentage is certified.

(d)    If all Time Vested RSUs set forth after “Time Vested Restricted Stock Units” in the Base Instrument or if all Performance RSUs set forth after “Performance Restricted Stock Units” in the Base Instrument would have been released but for the provisions of this Agreement that round down RSUs to the nearest whole number, the number of RSUs released on the last Release Date shall be the RSUs awarded minus the RSUs that were previously released such that on such last Release Date the fractional RSUs that were not released due to rounding shall be released.

3.    [Reserved]

4.    Transfer After Release Date; Securities Law Restrictions; Holding Period.

(a)    Notwithstanding the foregoing or anything to the contrary herein, the Employee agrees and acknowledges with respect to any Stock delivered in settlement of RSUs that has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and that, in the opinion of counsel to the Company, absent such registration cannot be publicly sold or otherwise disposed of, (i) he will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend may be placed on the certificates or other evidence for the Stock delivered in settlement of the RSUs to such effect.

(b)    If after “Holding Period” in the Base Instrument “Applicable” appears, then the Employee agrees that, during the Holding Period, the Employee will not make a Sale of the Holding Period Shares. “Holding Period” means a period beginning on the Release Date and ending on the earlier of (i) the first anniversary of the Release Date and (ii) the first date on which the Employee is no longer subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (“1934 Act”). “Holding Period Shares” means a number of shares of Stock for which a Release Date shall occur that are released on such Release Date equal to the lesser of (1) 25% of the aggregate number of RSUs that are released on the Release Date and (2) 50% of the difference between (i) the aggregate number of RSUs that are released on the Release Date and (ii) the aggregate number of shares that are withheld to satisfy withholding tax requirements under Paragraph 10(b) of this Agreement. “Sale” means a transfer for value, except that an involuntary transfer, including Holding Period Shares converted in a merger, is not a Sale; and it is understood that neither a pledge nor a gift, including to an entity in which the Employee has an interest (provided that in the case of such an entity, such entity does not make a Sale for the remainder of the Holding Period), is a transfer for value.

(c)    Except as otherwise provided in the parenthetical in the definition of Sale, if a transfer that is not a Sale occurs, the Holding Period for the shares involved in such transfer shall terminate at the time of such transfer.

5.    Termination of Employment Due to Death. If the Employee’s employment with the Company or any of its subsidiaries is terminated because of death prior to the Release Date, a Release Date shall be deemed to have occurred for all RSUs.

6.    Forfeiture of RSUs.

(a)    If the Employee’s employment with the Company and all of its subsidiaries is terminated prior to the Release Date for any reason (including without limitation, disability or termination by the Company and all subsidiaries thereof, with or without cause) other than death, all RSUs shall be forfeited to the Company on the date of such termination unless otherwise provided in subparagraph (b) below, or unless the Management Development, Nominating and Governance Committee of the Company’s Board of Directors or one or more members of such committee to whom such committee delegates specified functions (collectively, the “Management Development Committee”) or other Committee of such Board administering the Plan (the Management Development Committee or such other Committee is herein referred to as the “Committee”) determines, on such terms and conditions, if any, as the Committee may impose, that all or a portion of the RSUs shall continue to vest under the terms of Section 2 as if the Employee’s employment had not terminated. Absence of the Employee on leave approved by a duly elected officer of the Company, other than the Employee, shall not be considered a termination of employment during the period of such leave.

The Release Date for the Time Vested RSUs and the Performance RSUs may occur on multiple dates, each of which is a Release Date for the number of RSUs determined as provided in Paragraphs 2(b) and (c). Hence, any forfeiture of Time Vested RSUs or Performance RSUs applies only to the RSUs for which a Release Date had not yet occurred on the date of forfeiture.

(b)    If the Employee’s employment with the Company and all of its subsidiaries terminates by reason of retirement after reaching age 62 and after having been employed by the Company or any subsidiary thereof for an aggregate period of at least seven years, such retirement shall not result in forfeiture of any Time Vested RSUs or Performance RSUs if (1) the Employee’s employment with the Company or one of its subsidiaries continues for no less than one year after the date of this Agreement, and (2) no later than the date on which employment terminates, the Employee enters into an agreement with the Company (which agreement shall be drafted by and acceptable to the Company) under which the Employee agrees not to compete with the Company and its subsidiaries during a period ending one year after the latest of the dates set forth after (i) “Time Vested RSUs Release Date” in the Base Instrument, and (ii) “Performance RSUs Release Date” in the Base Instrument, and the Employee complies with such agreement. If the Employee enters into such a non-competition agreement and thereafter breaches the terms thereof, the RSUs shall be forfeited; the Employee shall return to the Company any cash or Stock, as applicable, awarded under this Agreement that was delivered to the Employee after the date on which such non-competition agreement was entered into; and the Company may seek other remedies as contemplated in such non-competition agreement. If the conditions in the second preceding sentence are satisfied and the Employee complies with the terms of such agreement, the Release Date for the RSUs shall be determined as provided in Paragraph 2, however, upon the Employee’s death, the provisions of Paragraph 5 shall apply as if the Employee’s employment with the Company and its subsidiaries terminated because of such death.

(c)    Any (i) Performance RSUs for which a Release Date has not occurred by the latest date set forth after “Performance RSUs Release Date” in the Base Instrument (as such date may be extended under Paragraph 2(c) hereof) and (ii) Time Vested RSUs for which a Release Date does not occur because the condition set forth after “Goal” in the Base Instrument is not satisfied by the second anniversary of the latest date set forth after “Time Vested RSUs Release Date” in the Base Instrument (as such date may be extended under Paragraph 2(b) hereof), shall be forfeited to the Company, unless in the case of (i) and (ii) the Committee determines otherwise as contemplated in subparagraph (a) above.

7.    Beneficiary. (a) The Beneficiary (defined below) shall be entitled to receive the Stock to be delivered in settlement of RSUs under Paragraph 5 as a result of the death of the Employee. The “Beneficiary” is the person(s) who at the time of the Employee’s death is designated as such in the Company’s Shareworks portal, or in any successor system used by the Company for purposes of allowing the Employee to designate a beneficiary in connection with RSUs (the “Beneficiary System”). The Employee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by making a new designation in the Beneficiary System. The last such designation made shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Beneficiary System prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.

(b)    If no such Beneficiary designation is in effect at the time of an Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, upon the death of the Employee, the

Employee’s estate shall be entitled to receive the Stock to be delivered in settlement of RSUs. If the Committee is in doubt as to the right of any person to receive such property, the Company may retain the same and any distributions thereon, without liability for any interest thereon, until the Committee determines the person entitled thereto, or the Company may deliver such property and any distributions thereon to any court of appropriate jurisdiction and such delivery shall be a complete discharge of the liability of the Company therefor.

8.    Stock Legends. If after “Holding Period” in the Base Instrument “Applicable” appears, at the option of the Company, an appropriate legend may be placed on certificates or other evidence for Stock delivered in settlement of RSUs noting the requirements to hold such Stock imposed by Paragraph 4(b) of this Agreement. When such requirements terminate, the Employee shall be entitled to have the foregoing legend removed from such certificates or other evidence for Stock delivered.

9.    Settlement; Voting Rights; Dividends and Other Distributions; Rights of RSUs.

(a)    Settlement. Except to the extent forfeited as provided herein, on, or reasonably promptly after, the Release Date set forth in the Base Instrument or determined herein, RSUs shall be settled by the issuance (or transfer from treasury) of shares of Stock equal to the number determined in Paragraphs 2, 5 or 12, as applicable. Such issuance or transfer may be accomplished by issuance of certificates for such Stock, by a credit into a direct registration account with the Company’s transfer agent, or by an electronic transfer of shares to an account maintained with a broker/dealer. Such issuance or transfer shall be made to the Employee, or in the case of his death, to his Beneficiary.

(b)    Voting and Other Rights of RSUs. RSUs represent only the right to receive Stock, on the terms provided herein. The Employee with respect to RSUs shall have no rights as a holder of Stock, including the right to vote or to receive dividends, until certificates or other evidence for such Stock are actually delivered in settlement.

(c)    Dividend Rights. Notwithstanding the preceding subparagraph, to the extent RSUs are settled on a Release Date, the Company shall make a payment in cash equal to the aggregate amount that would have been paid as dividends on the shares of Stock issued or transferred in settlement as if such shares had been outstanding on each dividend record date on and after the Dividend Start Date specified in the Base Instrument and prior to the date on which settlement occurs.

10.    Tax Withholding.

(a)    It shall be a condition of the obligation of the Company to deliver Stock in settlement of RSUs, and the Employee agrees, that the Employee shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the RSUs or the delivery of Stock in settlement of the RSUs.

(b)    If the Employee does not satisfy the withholding obligations prior to the Tax Date (as defined below) by paying sufficient cash to the Company or transferring ownership of a sufficient number of other shares of Stock to the Company as provided in Paragraph 10(c), then the withholding tax requirements arising from the settlement of RSUs shall be satisfied through a withholding by the Company of shares of Stock that would otherwise be delivered to the Employee. In such event, the Company shall withhold that number of shares of Stock that would otherwise be delivered in settlement of RSUs, in each case, having a Fair Market Value (as such term is defined in the Plan) on the day prior to the Tax Date equal to the amount required to be withheld as a result of the settlement of RSUs. As used herein, “Tax Date” means the date on which the Employee must include in his gross income for federal income tax purposes the fair market value of the Stock delivered in settlement of the RSUs, over the purchase price therefor.

(c)    If the Employee desires to use cash or other shares of Stock to satisfy the withholding obligations set forth above, the Employee must: (i) make an election to do so in writing on a form provided by the Company, (ii) deliver such election form to the Company by the deadline specified by the Company, and (iii) deliver to the Company the required cash or other shares of Stock having a Fair Market Value on the Tax Date (as defined above) equal to the amount required to be withheld.

(d)    To the extent provided in the resolutions of the Committee awarding RSUs subject to this Agreement, and subject to applicable law, the Employee shall be entitled to have amounts withheld in excess of the minimum amount required to be withheld by the Company.

11.    Adjustments in Event of Change in Stock or Fiscal Year. In the event of any change in the outstanding shares of Stock (“capital adjustment”) for any reason, including but not limited to, any stock splits, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event which, in the judgment of the Committee, could distort the implementation of the award of RSUs or the realization of the objectives of such award, the Committee shall make such adjustments in the RSUs, or in the terms, conditions or restrictions of this Agreement as the Committee deems equitable, except that in the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stock that occurs after the date of this Agreement (collectively, “future capital adjustment”), the number of RSUs shall be proportionally adjusted for any increase or decrease in the number of outstanding shares resulting from such future capital adjustment, any such adjustment rounded down to the next lower whole share. In addition, if the Company changes its fiscal year from a year ending December 31, the Committee may make such adjustments in the Time Vested RSUs Release Date and the Performance RSUs Release Date as set forth in the Base Instrument as the Committee deems equitable. The determination of the Committee as to any such adjustment shall be conclusive and binding for all purposes of this Agreement.

12.    Change in Control. The provisions of Section 6 of the Plan that are applicable to Restricted Stock Units shall apply to the RSUs. Neither the immediately preceding sentence nor the provisions of such Section 6 shall affect any vesting that occurs under Section 9(b)(vi) of the Key Executive Employment and Severance Agreement (filed by the Company with the Securities and Exchange Commission with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).

13.    Powers of Company Not Affected; No Right to Continued Employment.

(a)The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting any property to be issued in settlement of RSUs or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)Nothing herein contained shall confer upon the Employee any right to continue in the employment of the Company or any subsidiary or interfere with or limit in any way the right of the Company or any subsidiary to terminate the Employee’s employment at any time, subject, however, to the provisions of any agreement of employment between the Company or any subsidiary and the Employee. The Employee acknowledges that a termination of his or her employment could occur at a time before which the Release Date occurs, resulting in the forfeiture of the RSUs by the Employee, unless otherwise provided herein. In such event, the Employee will not be able to realize the value of the property that underlies the RSUs nor will the Employee be entitled to any compensation on account of such value.

14.    Interpretation by Committee. The Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Employees awarded RSUs.

15.    Clawback. If and to the extent the Management Development Committee deems it appropriate for such payment to be made, each Covered Employee shall pay the Company an amount equal to the Excess Compensation. If the Excess Compensation is related to Income from vesting of equity awards and if the Covered Employee continues to hold the shares of Company equity received in connection with such Income, then to the extent allowed by the Management Development Committee, such Excess Compensation may be paid to the Company by surrendering to the Company a number of shares of Company equity equal to the amount of Excess Compensation divided by the Fair Market Value on the day prior to the payment date.

“Covered Employee” means a current or former employee of the Company or a subsidiary of the Company who was a Section 16 Filer at an Affected Date regardless of whether such employee ceased to be a Section 16 Filer thereafter.

“Section 16 Filer” is a person who is required to file reports under Section 16(a) of the 1934 Act, as amended, as such requirement to so file is in effect at each Affected Date.

“Affected Date” means (1) each Release Date on which, had a Financial Restatement that was made after such Release Date been in effect at such Release Date, the number of shares of Company equity delivered in settlement on account of the vesting of an equity award would have been lower, and (2) each Payment Date on which, had a Financial Restatement that was made after such Payment Date been in effect at such Payment Date, the amount of cash paid on account of incentive compensation would have been lower.

“Release Date” for purposes of this Paragraph 15 only means the date on which an award of Company equity vests.

“Payment Date” means the date on which cash incentive compensation is paid.

“Excess Compensation” means (i) the difference between the Income that was recognized by the Covered Employee on an Affected Date and the Income that would have been recognized had the Financial Restatement referred to in the definition of Affected Date then been in effect, plus (ii) the value of any income tax deduction or credit to which the Covered Employee is entitled on account of the payment to the Company required by this Paragraph 15. The foregoing notwithstanding, Excess Compensation will be deemed to be zero for each Affected Date prior to the date on which Covered Employee was a Section 16 Filer.

“Income” means income determined for federal income tax purposes minus the amount of federal, state and local income taxes and, to the extent applicable, the employee portion of Social Security and Medicaid payroll taxes, payable on account of such income. The amount of federal, state and local income taxes and the value of any deduction or credit contemplated by clause (ii) in the definition of Excess Compensation shall be computed by assuming that Income is taxed at the highest marginal rate, with such rate for any state and local income taxes appropriately adjusted to reflect the benefit of an itemized federal deduction for such taxes (if in the case of local taxes, such taxes are eligible for such a deduction), which adjustment shall be made by assuming that no reduction in such deduction on account of the Covered Employee’s adjusted gross income applies.

“Financial Restatement” means any accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.

The interpretation of this Section 15 and all computations under it shall be made by the Management Development Committee and shall not be reviewable or subject to challenge by any other person.

16.    Miscellaneous.

(a)This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.

(b)The waiver by the Company of any provision of this Agreement shall not operate or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.

(c)The RSUs shall be deemed to have been awarded pursuant to the Plan and the action of the Committee authorizing such awards; as a result, such awards are subject to the terms and conditions thereof. In the event of any conflict between the terms hereof and the provisions of the Plan or such authorization, the provisions of the Plan (to such extent) and/or such authorization shall prevail. Any and all terms used herein, unless specifically defined herein shall have the meaning ascribed to them in the Plan. A copy of the Plan is available on request of the Employee made in writing (including by e-mail) to the Company’s Secretary.

(d)Any notice, filing or delivery hereunder or with respect to RSUs shall be given to the Employee at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 250 East Kilbourn Avenue, Milwaukee 53202, Attention: Secretary. All such notices shall be given by first class mail, postage pre‑paid, or by personal delivery.

(e)This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Employee, the Beneficiary and the personal representative(s) and heirs of the Employee, except that the Employee may not transfer any RSUs or any interest in any RSUs.

(f)As a condition to the grant of the RSUs, the Employee must execute an agreement not to compete in the form provided to the Employee by the Company.

The end of Paragraph 16 is the end of the Incorporated Terms. The remainder of the Agreement is contained in the Base Instrument.